UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010.

SALISBURY BANCORP, INC.
(Exact name of registrant as specified in charter)

Connecticut	0-24751	06-1514263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut		06039-1868
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code:  (860) 435-9801

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

[ ]	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 C.F.R. 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Form 8-K, Current Report
Salisbury Bancorp, Inc.

Section 5.                      Corporate Governance and Management

Item 5.07.                      Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Salisbury Bancorp, Inc. (the “Company”), the holding company for Salisbury Bank and Trust Company (the “Bank”) was held on Wednesday, May 12, 2010.  Shareholders voted on the election of directors, the ratification of the appointment of independent auditors and the non-binding advisory vote on the compensation of named executive officers.

The total number of shares of the Company’s common stock outstanding was 1,816,669 at the close of business on the “Record Date” March 26, 2010 and 1,686,701 were eligible to vote at the Meeting.  There were present at the Meeting, either in person or by proxy, holders of 1,403,345 shares of common stock of the Company entitled to vote, aggregating 83.2% of the outstanding shares of the Company entitled to vote at the meeting.

PROPOSAL 1- ELECTION OF DIRECTORS

Each of the three nominees received in excess of a plurality of the votes cast at the meeting and were elected to serve until their term expires or their successors are elected and qualified.

The vote for electing nominees as directors was as follows:

	Number of	Number of	Broker
	Votes For	Votes Withheld	Non-Votes

Louis E. Allyn, II	976,504	22,814	404,027
Robert S. Drucker	971,854	27,464	404,027
Michael A. Varet	974,448	24,870	404,027

PROPOSAL 2 - RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The  appointment of Shatswell,  MacLeod & Company,  P.C. as independent auditors  for the  Company for the year ending  December  31, 2010 was  approved because  the  votes  for such  appointment  exceeded  the  votes  against  such appointment.

The vote to ratify the appointment of Shatswell, MacLeod & Company, P.C. as  independent  auditors for the Company for the year ending  December 31, 2010 was as follows:

	Number of	Number of		Broker
	Votes For	Votes Against	Abstentions	Non-Votes

Total Shares Voted	1,392,764	4,923	5,658	---

PROPOSAL 3 - NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

The vote to approve the non-binding advisory vote on the compensation of named executive officers was as follows:

	Number of	Number of		Broker
	Votes For	Votes Against	Abstentions	Non-Votes
Total Shares Voted	1,306,265	26,154	70,925	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: May 17, 2010	SALISBURY BANCORP, INC.

	By:	/s/ Shelly L. Humeston
Shelly L. Humeston
Secretary